Exhibit 10.1

CONFIDENTIALITY AGREEMENT

This agreement is between Fox Paine & Co, LLC (“Recipient”), and Global Indemnity Limited, a Cayman company, on behalf of itself and its subsidiaries (collectively, “GBLI” or the “Company”).

WHEREAS from time to time Recipient and may in the future nominate directors (each such nominee, a “Recipient’s Board Nominee”) to the Global Indemnity Limited Board of Directors (the “Board”).

WHEREAS When appointed to the Board, Recipient’s Board Nominees are expected to regularly receive confidential, proprietary, privileged and/or material non-public information regarding GBLI’s business in order to permit Recipient’s Board Nominees to fulfill Recipient’s Board Nominees’ duties as members of the Board (the “Purpose”):

NOW THEREFORE in consideration of the covenants herein contained, the parties agree as follows:

1.     As used herein “Proprietary Information” mean any information, communication or data in any form regarding GBLI or its business, including, without limitation, its financials, products, operations, Board deliberations and discussions, plans, customers, suppliers, agents and strategy provided to Recipient’s Board Nominee orally or in writing by or on behalf of GBLI or any agent or representative of GBLI or to which the Recipient’s Board Nominee has access by way of inspection or observation by reason of Recipient’s Board Nominees’ relationship to the Company, together with any notes, analyses, reports, models, studies, interpretations, documents or records containing, referring to, based upon or derived from such information, communication or data. Proprietary Information, as may be embodied in any form, is subject to the terms of this Agreement.

2.    The Company hereby agrees that, subject to and in accordance with the terms of this Agreement, Recipient’s Board Nominees may, if Recipient’s Board Nominee so desires, disclose Proprietary Information to Recipient; provided, however, that Recipient’s Board Nominees shall not take any action or fail to take any action with the purpose or effect of waiving attorney client privilege or disclose to Recipient any legal advice that may be included in the Proprietary Information with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work-product.

3.    Recipient will not disclose Proprietary Information to any third party without the prior written approval of GBLI.

4.    The obligations imposed by this Agreement will not apply with respect to any Proprietary Information that (a) has been publicly disclosed or otherwise made generally available to the public, through no fault of Recipient or Recipient’s Board Nominee in breach of this Agreement or the Recipient’s Board Nominees’ confidentiality obligations to the Company; (b) has been independently developed by Recipient; (c) has been received by Recipient from a source other than the Company or its representatives that, to the knowledge of Recipient, is not subject to a confidentiality agreement with the Company; or (d) required or requested by law or an applicable regulatory authority or stock exchange to be disclosed, provided that, to the extent reasonably practicable and if legally permitted, the Recipient notifies GBLI prior to such disclosure.

5.    Recipient acknowledges and agrees that the Proprietary Information may constitute material non-public information under applicable federal and state securities laws, and that Recipient shall not, while such information constitutes material non-public information, trade or engage in any derivative or other transaction, on the basis of such information in violation of such laws.

6.    No license, title or right with respect to any Proprietary Information is granted by GBLI to the Recipient under any patents, patent applications, trademarks, copyrights or trade secrets.

7.    This Agreement shall be governed by the laws of the State of New York and any suit brought by either party against the other party for claims arising out of this Agreement will be brought in the federal and/or state courts sitting therein.

9.    It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

10.    Recipient acknowledges that the value of the Proprietary Information to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. In the event of an actual or threatened violation of this letter agreement, in addition to any and all other remedies which may be available to the Company, Recipient expressly consents to the Company’s seeking the enforcement of this Agreement by injunctive relief or specific performance, without proof of actual damages or posting of a bond.

11.    Upon the written request and instruction of GBLI, all Proprietary Information in the possession of the Recipient shall be returned to GBLI or, at the option of Recipient, destroyed.

12.    This Agreement constitutes the entire agreement between the parties with respect to the disclosure(s) of Proprietary Information. Any amendments to this Agreement must be in writing and executed by each party.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto to effective as of the date signed by Recipient:

RECIPIENT:	GLOBAL INDEMNITY LIMITED
FOX PAINE & CO LLC

By:	By:
Signature		Signature

/s/ Saul A. Fox		/s/ Cynthia Y. Valko
Saul A. Fox - CEO		Cynthia Y. Valko - CEO

September 17, 2017
Date

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